Exhibit 99.8
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-B
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B          Class C
           6.59%            6.82%            6.97%            7.03%            7.07%            7.32%            7.70%
           Asset            Asset            Asset            Asset            Asset            Asset            Certificates
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------    ------------




Principal
Paid       $470,000,000.00  $          0.00  $          0.00  $          0.00  $          0.00  $          0.00   $         0.00

Interest
Paid       $ 15,056,319.43  $ 17,273,544.42  $ 14,627,803.50  $ 11,426,679.17  $  8,394,014.59  $  3,643,957.00   $ 2,190,500.25

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Total Servicing Fees Paid:  $ 13,722,389.72



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